UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 28, 2008

(Date of earliest event reported)

QUEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33787 (Commission File Number)	26-0518546 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously reported in Quest Energy Partners, L.P.’s (the “Partnership”) Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2008, Eide Bailly LLP resigned as the Partnership’s independent registered public accounting firm. On October 29, 2008, the Board of Directors of the Partnership’s general partner approved and ratified the decision of the Audit Committee of the general partner’s Board of Directors to appoint UHY LLP (“UHY”) as the independent registered public accounting firm for the Partnership for the year ending December 31, 2008. On October 28, 2008, an engagement letter was executed with UHY.

During the fiscal years ended December 31, 2007 and 2006 and through the date of the Audit Committee’s decision, UHY was not consulted by the Partnership regarding (1) the application of accounting principles to any completed or proposed transaction, (2) the type of audit opinion that might be rendered on the Partnership’s consolidated financial statements for such years, or (3) any matter that was either the subject of a disagreement or a reportable event, as described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST ENERGY PARTNERS, L.P.
By: Quest Energy GP, LLC, its General Partner

/s/ David C. Lawler
By:	David C. Lawler
President

Date: October 29, 2008